                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           APOGEE ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[APOGEE LOGO]

                                                                    May 3, 2000

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 20, 2000.

   The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about the Company.

   We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Shareholders of record can vote their shares by marking their votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope as quickly as possible, even if planning to attend the meeting. You may also vote your shares by using the Internet. Instructions for using this service are set forth on the enclosed proxy card. You may vote in person at that time if you so desire.

                                          Sincerely,

                                          /s/ Russell Huffer
                                          Russell Huffer
                                          Chairman, President and
                                          Chief Executive Officer

                           APOGEE ENTERPRISES, INC.
                           7900 Xerxes Avenue South
                                  Suite 1800
                          Minneapolis, MN 55431-1159

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on June 20, 2000

                               ----------------

   Notice is hereby given that the Annual Meeting of Shareholders of APOGEE ENTERPRISES, INC. will be held in the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. on Tuesday, June 20, 2000 for the following purposes:

  1. To elect four directors for a three-year term and one director for a one-year term;

  2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending March 3, 2001; and

  3. To transact such other business as may properly be brought before the meeting.

   The Board of Directors has fixed April 25, 2000 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

   Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope provided or vote your shares by using the Internet. Instructions for using this service are explained on the enclosed proxy card. The proxy may be revoked by you at any time and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Patricia A. Beithon
                                          Patricia A. Beithon
                                          General Counsel and Secretary

Minneapolis, Minnesota
May 3, 2000

                           APOGEE ENTERPRISES, INC.

                                PROXY STATEMENT

   The enclosed proxy is being solicited on behalf of the Board of Directors of Apogee Enterprises, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 20, 2000. Only shareholders of record at the close of business on April 25, 2000 will be entitled to notice of and to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the election as Class II directors of the nominees described herein and in favor of the election as Class III director of the nominee described herein; (ii) in favor of the appointment of Arthur Andersen LLP as independent auditors of the Company; and (iii) in the discretion of the persons named in the proxy, as to such other matters as may properly come before the meeting, as to which the Company did not have knowledge prior to February 22, 2000.

   If an executed proxy is returned and the shareholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

   The address of the Company is Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159. The telephone number is (952) 835-1874. The mailing of this proxy statement and form of proxy to shareholders will commence on or about May 9, 2000.

                 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   At April 25, 2000, there were 27,853,722 shares of common stock, par value $.33 1/3, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by the Company to own more than 5% of the outstanding voting stock of the Company at March 31, 2000, except as noted below. Unless otherwise indicated, all shares represent sole voting and investment power.

   Name and Address                             Amount and Nature of Percent of
   of Beneficial Owner                          Beneficial Ownership   Class
   -------------------                          -------------------- ----------
   Trust of Russell H. Baumgardner(6/6/86) (1)
    ..........................................       2,101,388          7.6%
     c/o Lionel, Sawyer, & Collins
     1100 Bank of America Plaza
     50 West Liberty Street
     Reno, NV 89501
   David L. Babson & Co., Inc. (2)............       1,984,800          7.2%
     One Memorial Drive
     Cambridge, MA 02142
   Putnam Investments (3).....................       1,636,080          5.9%
     One Post Office Square
     Boston, MA 02109

--------
(1) With respect to the information reported relating to the Russell H. Baumgardner Trust (the "Trust") dated June 6, 1986, the Company has relied upon the information supplied by its transfer agent as of March 31,

   2000. The 2,101,388 shares held by the Trust are also deemed to be beneficially owned by Messrs. Donald W. Goldfus, O. Walter Johnson and Laurence J. Niederhofer, because they share voting and investment power as trustees of the Trust. If the shares held by the Trust were included in the holdings of Messrs. Goldfus, Johnson, and Niederhofer, such individuals' common stock holdings would be as follows: Goldfus, 2,995,348 (10.8%), Johnson, 2,119,488 (7.6%) and Niederhofer, 2,614,692 (9.4%).
(2) With respect to the information reported relating to David L. Babson & Co., Inc. (Babson), the Company has relied upon the information supplied by Babson in a Schedule 13G filing received by the Company with respect to information as of December 31, 1999. Babson serves as the sub-advisor and the investment manager of various mutual funds, which hold such shares in the ordinary course of business. As such, Babson exercises shared investment discretion over various institutional accounts, which held 1,984,800 shares of the Company's Common Stock as of December 31, 1999. Of the shares reported, David L. Babson & Co., Inc. has sole voting power with respect to all 1,984,800 shares.
(3) With respect to the information reported relating to Putnam Investments (Putnam), the Company has relied upon the information supplied by Putnam in a Schedule 13G filing received by the Company with respect to information as of December 31, 1999. Putnam serves as the sub-advisor and the investment manager of various mutual funds, which hold such shares in the ordinary course of business. As such, Putnam exercises shared investment discretion over various institutional accounts, which held 1,636,080 shares of the Company's Common Stock as of December 31, 1999. Of the shares reported, Putnam Investments has sole voting power with respect to 1,458,770 shares and shares voting power with respect to 177,310 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ National Market. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended February 26, 2000, except for the late filing of a Form 5 by Mr. Mitchell, a director of the Company, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                         Item 1: ELECTION OF DIRECTORS

   The Company's Articles of Incorporation provide that the Board of Directors ("the Board") shall be divided into three classes of directors of as nearly equal size as possible and further provide that the total number of directors be determined exclusively by the Board. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, there are ten directors. In addition, the Board has nominated Ray
C. Richelsen to complete the remaining one-year term of Jerome B. Cohen, a former Class III director. The terms of the directors of Class II, consisting of Directors Bernard P. Aldrich, Harry A. Hammerly, Russell Huffer and Laurence J. Niederhofer, expire at the 2000 Annual Meeting of Shareholders. Messrs. Hammerly and Niederhofer have been members of the Board since 1994 and 1964, respectively, and were last elected to the Board at the 1997 Annual Meeting of Shareholders. Mr. Huffer has been a member of the Board since 1998. In addition, Mr. Aldrich has joined the Board since the date of the last annual meeting of shareholders. The terms of the Class III and Class I directors expire at the 2001 and 2002 Annual Meeting of Shareholders, respectively.

   Mr. Cohen was a member of the Board of Directors from his election in October of 1997 until his death in November 1999. The Company and the Board will miss Mr. Cohen's presence and wise counsel.

   Unless authority is withheld, the Proxy solicited hereby will be voted FOR the election of each of Messrs. Aldrich, Hammerly, Huffer and Niederhofer for a three-year term and Mr. Richelsen for a one-year term expiring at the 2003 and 2001 Annual Meeting of Shareholders, respectively. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee.

   Management has no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

   The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the Annual Meeting of Shareholders is held.

        Name and Principal Occupation         Age Director Since Term Expires
        -----------------------------         --- -------------- ------------
Bernard P. Aldrich (Class II)................  50      1999          2000
  President & CEO of Rimage Corporation (a
   leading designer and manufacturer of on-
   demand publishing and duplicating systems
   for CD-recordable and DVD-recordable
   media) since December 1996. President of
   several manufacturing companies controlled
   by Activar, Inc. from January 1995 to
   December 1996. Mr. Aldrich is also a
   director of Rimage, Inc.
  Committees: Compensation
Donald W. Goldfus (Class III)................  66      1964          2001
  Chairman of the Board of Directors from
   1988 to June 1999 and Chief Executive
   Officer of the Company from 1986 to
   January 1998. President of the Company
   from 1995 to January 1998. Prior to that,
   various senior management positions with
   the Company. Mr. Goldfus is also a
   director of G&K Services, Inc. and
   Lifetouch, Inc.
  Committees: Corporate Governance
Barbara B. Grogan (Class I)..................  52      1996          2002
  Chairman of the Board of Directors and
   President, Western Industrial Contractors
   (a construction company specializing in
   machinery erection and installation) since
   1982. Ms. Grogan is also a director of
   Deluxe Corporation and Pentair, Inc.
  Committees: Audit and Corporate Governance
Harry A. Hammerly (Class II).................  66      1994          2000
  Former Executive Vice President, 3M Company
   (industrial, consumer and health care
   products manufacturer). Executive Vice
   President, International Operations, 3M
   Company from 1991 to 1995. Prior to that,
   various senior management positions with
   3M Company since 1973 and other positions
   since 1955. Mr. Hammerly is also a
   director of Milacron, Inc., BMC
   Industries, Inc. and Brown & Sharpe
   Manufacturing Company.
  Committees: Audit, Corporate Governance and
   Finance

        Name and Principal Occupation         Age Director Since Term Expires
        -----------------------------         --- -------------- ------------
J. Patrick Horner (Class I)..................  50       1999         2000
  Chairman of The Horner Group, an IT
   consulting firm, since 1997. President and
   Board member of Management Support
   Technologies (lead consulting unit of
   Condor Technology Solutions, an
   informational technology services company)
   from 1997 through 1998. Senior Vice
   President of Intersolv Corporation from
   1995 into 1997. Prior to this position,
   Mr. Horner held positions related to
   information technology services, including
   five years as president and Chief
   Operating Officer and Board member of
   Perot Systems Corporation.
  Committees: Audit
Russell Huffer (Class II)....................  50       1998         2000
  Chairman of the Board, since June 1999, and
   Chief Executive Officer and President of
   the Company since January 1998. Prior to
   that, various senior management positions
   with the Company or its subsidiaries since
   1986. Mr. Huffer is also a director of
   Hutchinson Technologies
James L. Martineau (Class III)...............  59       1973         2001
  Executive Vice President of the Company
   from 1996 to 1998. Prior to that, various
   senior management positions with the
   Company since 1971. Mr. Martineau is also
   a director of Pinnacle Entertainment
Stephen C. Mitchell (Class I)................  56       1996         2002
  President and Chief Operating Officer of
   Lester B. Knight & Associates, Inc. (a
   privately held, professional services
   company) since 1975.
  Committees: Compensation and Corporate
   Governance
Laurence J. Niederhofer (Class II)...........  67       1964         2000
  Retired Chief Executive Officer of the
   Company's Wausau Architectural Products
   Group.
  Committees: Corporate Governance and
   Finance
Ray C. Richelsen (Class III).................  58    nominee         2001
  Executive Vice President, Transportation,
   Graphics and Safety Markets of 3M since
   1999. Various senior management positions
   with 3M from 1975 through 1998 and other
   positions since 1963. Mr. Richelsen is
   also a director of Banta Corporation.
Michael E. Shannon (Class III)...............  63       1998         2001
  Chairman of the Board of Ecolab Inc.
   (developer and marketer of premium
   cleaning, sanitizing and maintenance
   products and services) from 1996 through
   1999. Chief Administrative Officer of
   Ecolab Inc. from August 1992 through 1999
   and Chief Financial Officer from 1984
   through his retirement in 1999. Mr.
   Shannon is also a director of Minnesota
   Mutual Insurance Company.
  Committees: Audit, Compensation and Finance

--------

   None of the above nominees or directors is related to any other director or to any executive officer of the Company. Except as indicated above, each of the directors has maintained his or her current principal occupation for at least the last five years.

   The Board of Directors held nine meetings during the last fiscal year. The Company has standing Audit, Compensation, Corporate Governance and Finance Committees of the Board of Directors. The members of the various committees for fiscal 2000 are noted in the previous table. Each member served on the listed committee from the 1999 Annual Meeting of Shareholders through the 2000 Annual Meeting of Shareholders with the following exception: in July 1999, Mr. Aldrich became a member of the Compensation Committee.

   The Audit Committee is responsible for providing oversight of the financial functions of the Company, including financial reporting and both internal and external auditing efforts (including recommendation of the independent auditors to the Board of Directors); the Company's program to ensure ethical business practices; the Company's system of controls; and the Company's risk management program. The Audit Committee met four times during the fiscal year.

   The Compensation Committee determines the salary and other compensation of all elected officers and senior management. The Compensation Committee also administers the 1997 Omnibus Stock Incentive Plan and the 1987 Partnership Plan. The Compensation Committee met four times during the fiscal year.

   The Finance Committee reviews significant policies and proposals of management and makes recommendations to the Board with respect to the following matters: financial condition and long-range financial objectives of the Company; debt ratio and other financial coverage ratios; appropriate debt limits; timing and adequacy of proposed financing vehicles; quarterly dividend declarations; annual capital budget and financial impact to the Company of proposed significant transactions. The Finance Committee met twice during the fiscal year.

   The Corporate Governance Committee periodically assesses the organization's adherence to the Company's mission and principles, reviews the organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of Board committees and annually conducts a review of the performance of individual directors and the Board as a whole. Non-employee director members of the Committee also annually review and evaluate the performance of the Chief Executive Officer. The committee also recommends new director nominees to the Board. The Committee will consider qualified nominees recommended by shareholders. Any such recommendation for the 2001 election of directors should be submitted in writing to the Secretary of the Company at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 19, 2001. Such recommendation must include information specified in the Company's Bylaws which will enable the Committee to evaluate the qualifications of the recommended nominee. The Corporate Governance Committee met four times during the fiscal year.

   Each director attended more than 75% of the meetings of the Board and Committees of which they were members during fiscal 2000.

 Compensation of Directors

   Directors, except for full-time employees of the Company, receive an annual retainer of $18,000, plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended. The meeting fee for a committee chair is $1,500 for each committee meeting chaired. Non-employee directors also receive automatic, annual stock option grants to purchase 4,000 shares of the Company's common stock under the 1997 Omnibus Stock Incentive Plan. The Security Ownership table includes the options granted to the non-employee directors in fiscal 2000, which for the non-employee directors as a group, totaled 36,000 shares. The per share exercise price of all such options is approximately $13.19. None of these options has been exercised.

   Non-employee directors also may elect to participate in the Company's Employee Stock Purchase Plan. Under the plan, participants may purchase the Company's common stock by contributing up to $100 per week, with the Company contributing an amount equal to 15% of the weekly contribution. For fiscal 2000, the Company contributed $2,820 to the Employee Stock Purchase Plan for the benefit of all non-employee directors as a group.

   Non-employee directors also may elect to participate in the Company's Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board in October 1998 and approved at the 1999 Annual

Meeting to motivate the non-employee directors to continue to make contributions to the growth and profits of the Company and to increase their ownership of shares of Common Stock of the Company, thereby aligning their interests in the long-term success of the Company with that of the other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. The Company will match 10% of the elected deferral. Each participating director will receive a credit of shares of the Company's Common Stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts will also be credited on each dividend payment date in an amount equal to the dividend paid on a share of Common Stock multiplied by the number of shares credited to each account. Participating directors also elect to receive the amounts credited to their accounts in the form of shares of Common Stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, and either at a fixed date, age 70, or following death or retirement from the Board. This plan is an unfunded, book-entry, "phantom stock unit" plan as to which no trust or other vehicle has been established to hold any shares of Common Stock. For fiscal 2000, the Company accrued $7,375 for the 10% Company match to the Deferred Compensation Plan for Non-Employee Directors for the benefit of all non-employee directors as a group.

   The Company has a consulting agreement, effective as of July 1, 1998, with James L. Martineau, a non-employee director, to provide consulting and advisory services to the Company. Mr. Martineau's agreement covers three, one-year terms ending July 1, 2001, and pays Mr. Martineau a fee of $250,000 per year, plus certain out-of-pocket expenses and other benefits, including the acceleration to July 1, 1998 of the vesting of certain previously granted stock options, a payment of $227,200 (payable over three years) to compensate Mr. Martineau for the reduction in value of certain stock options previously granted to him resulting from Mr. Martineau's resignation as Executive Vice President effective as of July 1, 1998, and the reimbursement of medical expenses under the Company's existing medical plans. Mr. Martineau has agreed not to compete with the Company during the term of this agreement.

   The Company has a consulting agreement, effective as of June 28, 1999, with Donald W. Goldfus, a non-employee director, to provide consulting and advisory services to the Company. Mr. Goldus's agreement stays in effect as long as Mr. Goldfus is a member of the Board of Directors of the Company. The agreement pays Mr. Goldfus a fee of $1,000 per day for each day during the term of the agreement in which he performs consulting services in excess of 10 hours per month, plus certain out-of-pocket expenses and other benefits. During fiscal 2000, the Company paid Mr. Goldfus $18,500 in consulting fees. Mr. Goldfus has agreed not to compete with the Company during the term of this agreement.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth the number of the Company's common shares beneficially owned by each director and the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group, at March 31, 2000.

                               Amount and Nature of Beneficial Ownership
                          ---------------------------------------------------------
                                            Options   Phantom
                          Number of       Exercisable  Stock            Percent of
                           Shares           w/in 60    Units            Outstanding
          Name            Held (1)           days       (5)     Total     Shares
          ----            ---------       ----------- ------- --------- -----------
Bernard P. Aldrich......        --            4,000      --       4,000      (7)
Robert G. Barbieri......     20,171          22,500      --      42,671      (7)
Michael A. Bevilacqua...      1,226           6,500      --       7,726      (7)
Joseph T. Deckman.......     46,016          70,000      --     116,016      (7)
Donald W. Goldfus.......    733,960(2)(3)   160,000      --     893,960     3.2%
Barbara B. Grogan.......      1,697          12,000      --      13,697      (7)
Harry A. Hammerly.......      9,182          22,380    3,573     35,135      (7)
J. Patrick Horner.......        964           8,000    2,083     11,047      (7)
Russell Huffer..........     91,178          82,500      --     173,678      (7)
James L. Martineau......    255,927           4,000      --     259,927     0.9%
Stephen C. Mitchell.....      5,697          12,000      --      17,697      (7)
Laurence J.
 Niederhofer............    488,572(3)(4)    24,732      --     513,304     1.9%
Martha L. Richards......      9,251          11,250      --      20,501      (7)
Michael E. Shannon......      2,000          12,000    3,197     17,197      (7)
Larry D. Stordahl.......      1,538(6)       12,500      --      14,038      (7)
All Directors and
 Executive Officers as a
 Group (17 persons).....  1,668,136         468,862    8,853  2,145,851     7.7%

--------
(1) Each person shown has sole voting and investment power over shares unless otherwise indicated. Shares beneficially owned include shares owned or vested through the Company's 1987 Partnership Plan, Employee Stock Purchase Plan, 401(k) Plan and Pension Plan.
(2) Includes 120,000 shares held by Mr. Goldfus' wife, as to which he disclaims beneficial interest.
(3) The 2,101,388 shares held by the Russell H. Baumgardner Trust dated June 6, 1986 (see Security Ownership of Principal Shareholders) are also deemed to be beneficially owned by Messrs. Goldfus and Niederhofer because they share voting and investment power as trustees. If the shares held by the Trust were included in the above table, the number of shares held by each of Messrs. Goldfus and Niederhofer would be increased by 2,101,388 and the percent of outstanding shares would be as follows:
     Goldfus, 10.8%; Niederhofer, 9.4%; and all directors and executive officers as a group, 15.3%.
(4) Includes 60,448 shares held by Mr. Niederhofer's wife, as to which he disclaims beneficial interest.
(5) Units, each representing one share of Common Stock, attributable to accounts in the Company's Deferred Compensation Plan for Non-Employee Directors. The participants in the plan do not have voting or investment power with respect to these units.
(6) Includes 500 shares held by Mr. Stordahl's wife, as to which he disclaims beneficial interest.
(7)  Less than 1%.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

 Overview and Philosophy

   The compensation of executive officers is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is comprised entirely of non-employee directors. To assist in performing its duty and to enhance the objectivity and independence of the Committee, the advice and recommendations of an outside compensation consultant, as well as independent compensation data, are periodically obtained. Independent compensation data from other companies of similar size and complexity is also periodically obtained. A comprehensive survey of the other companies and review of the Company's executive compensation system and practices were carried out by the Committee, with the assistance of an outside compensation consultant, in fiscal year 1999. The Committee concluded that no major changes of the Company's system or practices were required in order to enable the Committee properly to perform its functions for the Company.

   In administering the executive pay plans, the Committee desires to preserve the entrepreneurial style that it believes forms a strong component of the Company's history, culture and competitive advantage. The Committee emphasizes long-term business development and creation of shareholder value. Therefore, a major portion of total compensation is performance-based.

   The objectives of the executive compensation policies are to:

  1. Promote the achievement of strategic objectives which lead to long-term growth in shareholder value.

  2. Attract and retain high performing executives by offering total compensation plans competitive with similarly situated companies and rewarding outstanding performance.

  3. Align the interests of executive officers with those of the Company by making incentive compensation dependent upon business unit or company performance.

 Base Salary

   Base salaries are reviewed annually. In determining annual salary, the Committee takes into account the executive's level of responsibility, experience and performance in relation to that of the Company and other companies. Base salaries are generally targeted to be at the average of similar companies. In fiscal 2000, base salaries of executive officers, other than the Chief Executive Officer, were generally near the averages set forth in the independent compensation survey obtained by the Committee. The salary for the Chief Executive Officer was well below the average for CEOs of comparable companies.

 Annual Incentive

   Executives may earn annual incentive compensation under individualized cash bonus plans. The Committee develops the plan for the Chairman, President and Chief Executive Officer, and reviews and approves plans for other executive officers at the beginning of the fiscal year. Each plan contains specific financial objectives, such as business unit or Company profitability and return on assets, as well as specific objectives for business, organization and personal development. The Committee establishes a threshold financial target for the Company each year. The Committee then evaluates each executive on these financial targets. If those targets are not met, it is the goal of the Committee to not pay bonuses for financial goals. In addition, challenging non-financial incentive objectives are also established by the Committee for each executive. The Committee evaluates and may reward each executive for meeting these objectives. Exceeding all of the annual objectives usually provides the executive with the opportunity to earn total cash compensation in the upper quartile of that paid by companies of similar size and complexity. For fiscal 2000, the range of bonus payments as a percentage of base pay ranged from 0% to 69%.

 Long-Term Incentives

   Partnership Plan. To further encourage alignment of the executives' interests with those of the Company's shareholders, executives selected by the Committee may also participate in the 1987 Partnership Plan. At the beginning of each year, each participant may voluntarily defer up to fifty percent of annual incentive compensation (to a maximum of $100,000) to be invested in the Partnership Plan. The Company matches 100% of the deferred amount, and the aggregate is invested in the Company's common stock. The individual's amount is vested immediately and the shares are held in trust and restricted for a period as determined by the Compensation Committee. The Company match is made in the form of restricted stock that is vested in equal annual increments over periods from one to ten years, as determined by the Committee. In the accompanying Summary Compensation Table, the deferred amount and the Company match are shown in the column labeled "Restricted Stock Award". No other restricted stock grants have been made to executive officers in the three-year period shown in that Table.

   Stock Option Plan. Executives are also eligible to receive grants under the Company's stock option plan, which is administered by the Committee. Nearly all option grants prior to the 1999 fiscal year were made under the Company's 1987 Stock Option Plan. This plan expired by its terms on April 25, 1997, and no additional grants may be made thereunder. Option grants since that date were made under the Company's shareholder-approved 1997 Omnibus Stock Incentive Plan.

   Under either plan, option grants may be made only at or above current market prices so that executive rewards will accrue only as shareholder value increases. The options granted under the 1987 Stock Option Plan typically vested at a rate of 25% per year beginning on the grant's first anniversary, although some grants made in fiscal 1997 will vest entirely from 32 to 48 months after grant. Options granted under the 1997 Omnibus Stock Incentive Plan typically vest in 3 to 5 years. Option grants are shown in the table entitled "Option Grants in Fiscal 2000". Grants have generally included a broad base of participants that includes employees below the executive level.

 Chief Executive Officer Compensation

   Mr. Russell Huffer assumed the position of Chief Executive Officer in January 1998. His base salary was adjusted by the Committee in April 1999 to $430,000. The base salary of $430,000 leaves Mr. Huffer substantially below the median base pay level for chief executive officers of similar companies in the recent survey conducted by an independent outside compensation consultant. Mr. Huffer did not meet the threshold for the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee did not award Mr. Huffer a bonus under the annual incentive plan. Therefore, the accompanying Summary Compensation Table reflects no cash bonus. The sum of Mr. Huffer's base salary and annual incentive bonus is well below the lower end of the top quartile in the recent independent compensation consultant market survey. Prior to fiscal 2000, Mr. Huffer elected to defer fifty percent of any potential bonus received (subject to the $100,000 limitation) into the 1987 Partnership Plan.

   On April 12, 2000, Mr. Huffer was granted stock options to purchase 125,000 shares of the Company's common stock at fair market value. The Committee determined that such a grant was appropriate, when combined with the annual bonus targets established for Mr. Huffer for fiscal 2001, to provide Mr. Huffer with the right incentives to lead the Company to achieve the necessary improvements in operating and financial performance which the Board is expecting in 2001. In making this decision, the Committee took into consideration that Mr. Huffer would only receive benefits from this grant if he were to achieve significant improvements for the Company, and that his base salary remains well below the median level for chief executive officers of similar companies. The options were granted under the terms of the 1997 Omnibus Stock Incentive Plan.

   (S)162(m) Policy

   The Committee does not believe that in fiscal 2000 annual compensation provided to any of the executive officers named in the table entitled "Summary Compensation Table" below will exceed $1 million within the meaning of Section 162(m) of the Internal Revenue Code. Under Section 162(m), all compensation in excess of $1,000,000 for any such officer must meet certain requirements related to Company performance and shareholder approval in order for the Company to fully deduct these amounts. It is the Committee's intention to keep all executive compensation fully deductible now and in the future, but the Committee reserves the right to provide non-deductible compensation if it deems it to be in the best interests of the Company and its shareholders.

   The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of the Company.

                                          Stephen C. Mitchell, Chair
                                          Michael E. Shannon
                                          Bernard P. Aldrich

Summary Compensation Table

   The following table sets forth the cash and noncash compensation for services in all capacities for each of the last three fiscal years, awarded to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as well as two former officers of the Company not in such positions at year-end, but who would have fallen within the four most highly compensated executives had they been in such positions at year-end.

                                Annual Compensation                 Long-Term Compensation
                         ------------------------------------- ---------------------------------
                                                      Other                Securities
                                                      Annual   Restricted  Underlying  Long-term All Other
   Name and Principal                                Compen-     Stock    Options/SARs Incentive  Compen-
        Position         Year  Salary  Bonus (1)    sation (2) Award (3)     Awards     Payouts  sation (4)
------------------------ ---- -------- ---------    ---------- ---------- ------------ --------- ----------
Russell Huffer.......... 2000 $416,154      --           --          --      80,000       --      $ 26,463
Chairman, President and  1999  350,000 $310,000          --     $200,000     25,000       --        34,436
Chief Executive Officer  1998  232,109  100,000          --      200,000     90,000       --         9,250
Joseph T. Deckman....... 2000 272, 731   96,026          --      192,052     20,000       --       266,415
Executive Vice           1999  250,000  150,000          --      200,000     20,000       --        22,840
President                1998  207,404   50,000          --       10,000     40,000       --         8,040
Robert G. Barbieri...... 2000  259,923      --           --          --      20,000       --       (17,596)
Vice President,          1999  229,807  125,000          --      200,000        --        --         8,846
Finance and Chief        1998  150,961   60,000          --          --      20,000       --       100,684
Financial Officer
Larry D. Stordahl....... 2000  229,558      --           --          --      20,000       --         5,857
Executive Vice           1999  107,692   76,000          --          --      30,000       --           270
President                1998      N/A      N/A          --          N/A        N/A       --           N/A
Michael A. Bevilacqua... 2000  162,519      --           --          --       6,000       --         5,945
Treasurer                1999  128,269   80,000          --          --      10,000       --        72,726
                         1998      N/A      N/A          --          N/A        N/A       --           N/A
Donald W. Goldfus....... 2000  189,538      --        $9,948         --         --        --       220,260
Retired Chairman (5)     1999  555,673  470,000(6)       --      200,000     40,000       --       195,586
                         1998  520,288   75,000        1,909     150,000     20,000       --        10,850
Martha L. Richards...... 2000  166,623      --           --          --      10,000       --        59,895
Former General           1999  163,750   51,500          --      103,000     10,000       --         6,213
Counsel and Secretary    1998  150,539   50,000          --          --       5,000       --        10,000

--------
(1) The bonus amounts shown reflect only the cash portion of the annual bonus awarded in each fiscal year. For individuals in the 1987 Partnership Plan, the remaining bonus amounts were deferred and shown in the annual restricted stock awards as further detailed in Note 3 hereto.
(2) Includes interest credited under the Company's 1986 Deferred Incentive Compensation Plan.
(3) Under the 1987 Partnership Plan, participants are given the opportunity to voluntarily defer up to fifty percent of their annual incentive compensation, to a maximum of $100,000. The Company matches 100% of the deferred amount and the aggregate is invested in the Company's common stock. The value of each executive officer's restricted stock awards, as shown in the "Restricted Stock Award" column, is based upon the closing market price of the Company's common stock on the respective dates of grant. The date of grant for fiscal 2000, 1999 and 1998 was April 12, 2000, April 15, 1999 and April 16, 1998, respectively. The individual's deferred amount is vested immediately, however the shares are held in trust and restricted for a period of not less than five years. The Company match is made in restricted stock that is vested in equal annual increments over a period of up to ten years, as determined by the Compensation Committee. All shares are eligible to receive all declared dividends. For each officer listed in the table, the total number of shares held in trust and the dollar value of those shares as of February 26, 2000, the last day of fiscal 2000, are listed below.

                                                Shares Acquired With:
                                                ----------------------
                                    Years of     Deferred    Company    Aggregate
Officer                           Participation   Amount      Match      $ Value
-------                           ------------- ----------- ----------  ---------
Russell Huffer...................       12           31,702     36,748  $342,250
Joseph T. Deckman................        3           19,614     17,098   183,560
Robert G. Barbieri...............        1            9,124      8,840    89,820
Larry D. Stordahl................      N/A              N/A        N/A       N/A
Michael A. Bevilacqua............      N/A              N/A        N/A       N/A
Donald W. Goldfus................       13           25,639        --    128,195
Martha L. Richards...............        1            4,699      4,552    46,255

(4) Represents amount paid under the Company's defined contribution pension plan and 401(k) savings plan, which are applicable to executive officers on the same basis as all eligible employees; and contributions and interest related to the Executive Supplemental Plan, designed to allocate to executives amounts not eligible for contribution under the qualified plans because of limitations imposed by the Internal Revenue Code. The 2000 amount for Mr. Deckman includes a $250,000 payout of a retention incentive following the sale of the Company's Harmon, Ltd. business. The 2000 amount for Mr. Barbieri includes a reimbursement to the Company of $32,928 for relocation expenses reported in 1998. The 1999 and 1998 amounts for Mr. Barbieri include $386 and $100,684, respectively, for relocation expenses. The 2000 and 1999 amounts for Mr. Bevilacqua include $31 and $58,751, respectively, for relocation expenses. The 1999 amount for Mr. Bevilacqua also includes a signing bonus of $12,083. The 2000 amount for Mr. Goldfus includes $165,436 for payments under a non-qualified SERP plan. The 2000 amount for Ms. Richards includes a $50,000 payout of a retention incentive following the sale of the Company's Harmon, Ltd. business. The 1998 amount for Ms. Richards also includes a signing bonus of $10,000.
(5)  Mr. Goldfus resigned as an officer of the company as of June 30, 1999.
(6) Mr. Goldfus voluntarily deferred $285,000 of the bonus shown in this column for 1999 into the Company's 1986 Deferred Incentive Compensation Plan.

Stock Options

   The following tables summarize option grants and exercises during fiscal 2000 to or by the executive officers named in the Summary Compensation Table, and the value of options held by such persons at the end of fiscal 2000. No SARs have been granted to, or were held by, any of the named executive officers as of February 26, 2000.

                       Option/SAR Grants in Fiscal 2000

                                                                             Potential
                                                                            Realizable
                                                                         Value at Assumed
                                                                              Annual
                                                                          Rates of Stock
                                                                        Price Appreciation
                                                                                for
                                  Individual Grants                         Option Term
                          ----------------------------------            -------------------
                           Number of    % of Total  Exercise
                           Securities  Options/SARs or Base
                           Underlying   Granted to   Price
                          Options/SARs Employees in   (per   Expiration
Name                      Granted (#)  Fiscal Year   share)     Date       5%        10%
----                      ------------ ------------ -------- ---------- -------- ----------
Russell Huffer (1)......     80,000       19.2%     $11.3125  4/15/09   $569,145 $1,442,335
Joseph T. Deckman (1)...     20,000        4.8%      11.3125  4/15/09    142,286    360,584
Robert G. Barbieri (1)..     20,000        4.8%      11.3125  4/15/09    142,286    360,584
Larry D. Stordahl (1)...     20,000        4.8%      11.3125  4/15/09    142,286    360,584
Michael A. Bevilacqua
 (1)....................      6,000        1.4%      11.3125  4/15/09     42,686    108,175
Donald W. Goldfus.......          0        0.0%          N/A      N/A          0          0
Martha L. Richards (1)..     10,000        2.4%      11.3125  4/15/09     71,143    180,292

--------
(1) The option was granted on April 15, 1999 and will become 100% exercisable in equal increments over the next four years.

 Aggregated Option/SAR Exercises in Fiscal 2000 and Fiscal Year-end Option/SAR
                                    Values

                                                     Number of
                                                     Securities
                                                     Underlying        Value of
                                                    Unexercised      Unexercised
                                                    Options/SARs     In-the-Money
                                                   at Fiscal Year  Options/SARs at
                            Shares                    End (#)      Fiscal Year End
                         Acquired on     Value     (Exercisable/    (Exercisable/
Name                     Exercise (#) Realized ($) Unexercisable) Unexercisable) (1)
----                     ------------ ------------ -------------- ------------------
Russell Huffer..........     1,000      $ 5,000    46,250/188,750       $0/$0
Joseph T. Deckman.......       --           --     50,000/100,000        0/ 0
Robert G. Barbieri......       --           --     17,500/ 32,500        0/ 0
Larry D. Stordahl.......       --           --      7,500/ 42,500        0/ 0
Michael A. Bevilacqua...       --           --      2,500/ 13,500        0/ 0
Donald W. Goldfus.......    28,804      160,222         0/      0        0/ 0
Martha L. Richards......       --           --          0/      0        0/ 0

--------
(1) The value of the options is determined by multiplying the difference between the exercise price of the option and the closing price of the Company's common stock on the NASDAQ National Market on February 26, 2000 ($5 per share) by the number of shares underlying the options.

Executive Retirement Plan

   The Company adopted its Officer's Supplemental Executive Retirement Plan ("SERP"), which is a nonqualified deferred compensation plan, effective for the calendar year 1998. The Plan was approved in order to provide additional retirement benefits to certain select officers and management employees in excess of those that can and are being provided under the Company's other tax-qualified and nonqualified deferred compensation plans for the purpose of providing an incentive to remain with the Company. The Plan is an unfunded obligation of the Company, and participants therein are unsecured creditors of the Company. The Plan provides for payment of monthly benefits at "normal retirement date" (age 65) based upon 2% of the participant's average monthly compensation multiplied by the participant's benefit service offset by the participant's defined contribution plans and social security benefits. A limit of 20 years of service for any participant exists.

   The following table shows estimated annual benefits payable upon normal retirement age to participants under the Company's SERP.

                                              Estimated Annual Benefits Based
                                               on Credited Years of Service
                                                   Indicated (2) (3) (4)
              Final Average                   -----------------------------------------------------------
             Compensation (1)                    10                                   20
             ----------------                 --------                             --------
                $  200,000                    $ 11,000                             $ 33,000
                   400,000                      40,000                               85,000
                   600,000                      69,000                              137,000
                   800,000                      98,000                              189,000
                 1,000,000                     128,000                              241,000
                 1,200,000                     157,000                              294,000
                 1,400,000                     186,000                              346,000
                 1,600,000                     215,000                              398,000
                 1,800,000                     244,000                              450,000

--------
(1) The final average annual compensation is determined under the SERP by the average of the five highest consecutive, completed calendar years of annual compensation (including salary, bonus and other compensation as reported on a W-2) during the last ten years of employment. If the participant has less than five consecutive, completed calendar years of service, the average monthly compensation is equal to the participant's consecutive, completed years, divided by the number of months in the consecutive, completed years of service.

(2) The Named Executive Officers have credited years of service under the SERP as follows: Russell Huffer--13 years; Joseph T. Deckman--5 years; Robert G. Barbieri--3 years; Larry D. Stordahl--1 year, Donald W. Goldfus--20 years; and Martha L. Richards--3 years. Mr. Bevilacqua is not a participant in the SERP.
(3) Benefits shown in the table are computed as a single life annuity starting on the first day of the calendar month following the month in which the participant would attain age sixty-five, offset by the estimated sum of the annuity value of the employer contributions to the defined contribution plans and the Executive Supplemental Plan and the participant's social security benefits.
(4) The table is applicable for participants joining the Company from the point of the Plan's inception. The table does not properly reflect amounts for employees with the Company prior to its inception.

Restoration Plan

   The Company adopted its Executive Supplemental Plan ("Restoration Plan"), which is a nonqualified deferred compensation plan, effective for the calendar year 1998. The Restoration Plan was approved in order to provide additional retirement benefits to executive and senior officers in excess of those that can and are being provided under the Company's other tax-qualified deferred compensation plans for the purpose of providing an incentive to remain with the Company. The Plan is an unfunded obligation of the Company, and participants are unsecured creditors of the Company. The Plan provides benefits to selected individuals whose contributions to the tax-qualified deferred compensation plans are restricted by the Internal Revenue Code (the "Code"). The Code limits compensation that may be considered for qualified pension plan purposes. The Restoration Plan is designed to provide participants with benefits, on a nonqualified basis, so that the total Company-provided benefits under the Company's tax-qualified deferred compensation plans and the Restoration Plan will be equal to the benefits they would have received under the Company's tax-qualified deferred compensation plans if the limitations of the Code did not apply and if the definition of compensation in the defined contribution pension plan included incentive compensation.

Employment Agreements, Change in Control Arrangements

   Each of the Named Executive Officers, except Mr. Bevilacqua and Mr. Goldfus, is a party to a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change in control of the Company (as defined in the agreements). The agreements provide that, in the event of a change in control, each executive would have specific rights and receive certain benefits if, within two years after the change in control, the executive is terminated without cause or the executive terminates voluntarily either for "good reason," as defined in the agreements, or during the thirteenth month following a change in control for any reason. In such circumstances, the executive will receive a severance payment equal to one and one-half times the executive's annual salary plus the executive's targeted annual bonus (as calculated under the terms of the agreements). Options granted under the 1987 Stock Option Plan and 1997 Omnibus Stock Incentive Plan, and agreements covering the company match under the 1987 Partnership Plan also provide for immediate vesting or payment in the event of a change in control.

   The Company also has consulting agreements with Mr. James L. Martineau and Mr. Donald W. Goldfus as described in "Compensation of Directors."

Other Certain Transactions

   In the ordinary course of business, the Company and its subsidiaries enter into transactions with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. The terms of all such transactions were reported at arms' length and resulted in terms as fair to the Company and its subsidiaries as could have been obtained from third parties.

   Ray C. Richelsen, a nominee for election as a director of the Company, was Executive Vice President, Transportation, Graphics and Safety Markets of 3M during fiscal 2000 when it purchased approximately $7.4 million in products from one of the Company's subsidiaries. Mr. Richelsen has announced his retirement from 3M, effective August 1, 2000.

                         Comparative Stock Performance
                Comparison of Five-Year Cumulative Total Return
                    February 25, 1995 to February 26, 2000

   The line graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with cumulative total return on the S&P Small Cap 600 and the peer group index described below.





------------------------------------------------------------------------------
               Feb '95    Feb ' 96    Feb '97    Feb '98    Feb '99    Feb '00
------------------------------------------------------------------------------
Apogee          100        116.57      239.34     155.79     105.37     60.21
------------------------------------------------------------------------------
S&P SmallCap    100        131.03      152.91     204.67     168.25    220.97
------------------------------------------------------------------------------
Peer Group      100        105.53      118.66     142.11     100.32     86.21
------------------------------------------------------------------------------

   Assumes $100 invested at the close of trading on February 25, 1995 in Apogee Enterprises, Inc. common stock, S&P Small Cap 600 and the peer group composite listed below. Assumes reinvestment of all dividends.

   For the fiscal year ended February 26, 2000, the Company's primary business activities included the fabrication and coating of architectural and consumer glass (about 29% of net sales), the fabrication, distribution and installation of automotive replacement glass (about 45% of net sales) and the design, manufacture and installation of window systems (about 26% of net sales). The Company is not aware of any competitors, public or private, that are similar to it in size and scope of business activities. Most of the Company's direct competitors are either privately owned or divisions of larger, publicly-owned companies. The peer group in the accompanying total return graph consists of all public companies with market capitalization of $500 million or less as of February 26, 2000 that are known to the Company to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets.

   The companies in the peer group index are as follows: Butler Manufacturing Corporation, Donnelly Corporation, International Aluminum Corporation, Robertson-Ceco Corporation, Southwall Technologies and SunSource Inc. (previously Sun Distributors). Formerly, Excel Industries (Excel) had been included in the Company's peer group. Excel has been removed due to the fact that they have been acquired by another company and are no longer a public reporting company.

          Item 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Arthur Andersen LLP has served as the independent auditors of the Company beginning with fiscal 2000. The Board of Directors has again appointed Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending March 3, 2001. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company entitled to vote and represented at the meeting in person or by proxy.

   A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

   In connection with the audit function for fiscal year 2000, Arthur Andersen LLP reviewed the Company's annual report and its filings with the Securities and Exchange Commission.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any shareholder wishing to have a proposal considered for submission at the 2001 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than January 12, 2001.

   Under the Company's Bylaws, a shareholder proposal not included in the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2001 Annual Meeting of Shareholders unless the shareholder wishing to make such proposal follows certain specified notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this Proxy Statement not later than February 19, 2001.

                                    GENERAL

   The 2000 Annual Report to Shareholders for the fiscal year ended February 26, 2000 is being mailed with this Proxy Statement.

   Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

   The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

   Shareholders who wish to obtain a copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended February 26, 2000, may do so without charge by writing to the Secretary at Suite 1800, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431-1159.

                                          By Order of the Board of Directors,

                                          /s/ Patricia A. Beithon
                                          Patricia A. Beithon
                                          General Counsel and Secretary

Dated: May 3, 2000

                            APOGEE ENTERPRISES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 JUNE 20, 2000


     The undersigned hereby appoints RUSSELL HUFFER, ROBERT G. BARBIERI and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated below, all the shares of Common Stock of Apogee Enterprises, Inc. held of record by the undersigned on April 25, 2000, at the Annual Meeting of Shareholders to be held on June 20, 2000, or any adjournment thereof.


                 (Continued and to be signed on reverse side.)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                           APOGEE ENTERPRISES, INC.

                                 June 20, 2000

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS --------------------------> _____________________________


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
    Please mark your
[X] votes as in this
    example.


1. ELECTION OF DIRECTORS:
                                        WITHHOLD
              FOR                       AUTHORITY
              [_]                          [_]

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list at right:

   NOMINEES:  BERNARD P. ALDRICH
              HARRY A. HAMMERLY
              RUSSELL HUFFER
              LAURENCE J. NIEDERHOFER
              RAY C. RICHELSEN


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


              FOR                  AGAINST                 ABSTAIN
              [_]                    [_]                     [_]


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature
          -------------------------------    -----------------------------------
                                                  SIGNATURE IF HELD JOINTLY

                                             Dated                        , 2000
          -------------------------------          -----------------------
              TITLE IF APPLICABLE


Note: Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.